SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 23, 2006
Webster Financial Corporation.

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Webster Plaza, Waterbury, Connecticut	06702

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 465-4364

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1: BYLAWS
EX-10.1: AMENDED AND RETATED 1992 STOCK OPTION PLAN

Item 1.01. Entry into a Material Definitive Agreement.
Amended and Restated 1992 Stock Option Plan
On October 23, 2006, the Board of Directors (the “Board”) of Webster Financial Corporation (the “Corporation”) approved and adopted an Amended and Restated 1992 Stock Option Plan (the “Plan”), which was last amended and restated effective January 31, 2005 and last amended effective July 24, 2006. The Plan, as amended and restated effective October 23, 2006, is included as Exhibit 10.1 hereto.
The Plan provides for the grant of stock options (in the form of non-qualified stock options or incentive stock options), restricted stock, performance-based stock and stock appreciation awards (collectively referred to as “incentive awards”). The amendments to the Plan generally relate to administrative or clarifying changes intended to better facilitate the vesting of incentive awards upon termination of the grantee’s employment or service and amendments needed to clarify and distinguish the treatment of restricted stock (i.e., stock awards subject to forfeiture restrictions based on the grantee’s length of service or other non-performance based criteria) and performance-based stock (i.e., stock or restricted stock awards subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years). Among other specific changes, the amendments to the Plan provide that, consistent with the treatment of stock options under the Plan and subject to a minimum one-year service requirement from the date of grant applicable to awards granted by reason of the 2,200,000 share increase in the aggregate shares available under the Plan, which was approved by the Corporation’s shareholders at the Corporation’s 2003 annual meeting, unless the Board waives the requirement in the case of death or disability (the “one-year service requirement”), vesting of restricted stock granted under the Plan will be accelerated and prorated in the event the grantee is terminated without “cause,” as such term is defined in the Plan. Similar to the treatment of restricted stock, the amendments make clear that in the event of a grantee’s termination of employment or service with the Corporation or a subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e) of the Internal Revenue Code of 1986), any performance-based stock issued to such grantee that has not vested or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise; provided, however, that subject to the one-year service requirement, the vesting of performance-based stock granted under the Plan will be accelerated and prorated (with respect to the attained level of performance) in the event the grantee is terminated without “cause” (as defined in the Plan) if and when the ordinary performance period for the award ends, provided, and only to the extent that, the applicable performance criteria are satisfied.
The amendments provide that if a grantee terminates employment or service with the Corporation or a subsidiary by reason of death, “permanent and total disability” (as defined above) or on or after attainment of normal retirement age (as defined in the Corporation’s pension plan), except as provided in the applicable award agreement, all shares of performance-based stock granted to such grantee will fully vest if and when the ordinary performance period for the award ends, provided, and only to the extent that, the applicable performance criteria are satisfied (in the case of termination on or after attainment of normal retirement age, subject to the one-year service requirement). The amendments to the Plan also make clear that performance-based stock granted under the Plan to certain eligible individuals will become vested upon a Change in Control (as defined in the Plan) at the target level of the award or, if resulting in a larger award, based on performance for the truncated performance period. The amendment and restatement clarifies that any distributions received by a grantee with respect to restricted stock or performance-based stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction will be subject to the restrictions applicable to the original grant and makes certain other clarifying changes.
The foregoing summary of the amendments to the Plan does not purport to be complete and is qualified in its entirety by reference to the amended and restated Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 23, 2006, the Corporation’s Board, upon recommendation of the Nominating and Corporate Governance Committee (the “Committee”), adopted amendments to the Corporation’s bylaws that provide for (i) a majority voting standard for uncontested director elections and (ii) a mechanism for consideration of the resignation of an incumbent director who does not receive a majority of the votes cast in an uncontested election. The amendments to the bylaws were adopted as part of the Corporation’s continuing efforts to enhance corporate governance.
Article II, Section 2 of the bylaws was amended to delete the reference to the plurality standard and Article III Section 1 of the bylaws was amended to change the vote standard for the election of directors in an uncontested election from a plurality to a majority of the votes cast. Under the adopted majority voting standard, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed 50% of the votes cast with respect to that director nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.
In addition, if an incumbent director is nominated in an uncontested election, the director nominee is required, as a condition of the director’s nomination, to submit an irrevocable letter of resignation to the Chairman of the Board. If an incumbent director nominee does not receive a majority of the votes cast, the Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Committee or the Board’s decision. If the resignation is accepted, the resulting vacancy on the Board can be filled by action of the remaining members of the Board or the size of the Board can be decreased.
The foregoing description of the adopted amendments to the Corporation’s bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s bylaws, as amended through October 23, 2006, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit
No.	Description

3.1	Bylaws of Webster Financial Corporation.

10.1	Amended and Restated Webster Financial Corporation 1992 Stock Option Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION
Date: October 26, 2006	By:	/s/ Harriet Munrett Wolfe
Harriet Munrett Wolfe
Executive Vice President General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Bylaws of Webster Financial Corporation.

10.1	Amended and Restated Webster Financial Corporation 1992 Stock Option Plan.